Exhibit 10.3

EIGHTH AMENDED AND RESTATED

KENSEY NASH CORPORATION

EMPLOYEE INCENTIVE COMPENSATION PLAN

STOCK APPRECIATION RIGHT AGREEMENT

THIS STOCK APPRECIATION RIGHT AGREEMENT, dated as of [                    ], is between KENSEY NASH CORPORATION, a Delaware corporation (the “Company”), and the employee (the “Participant”) designated on the attached Notice of Grant of Stock Appreciation Right of the Company (the “Notice”) (the Notice and this Stock Appreciation Right Agreement hereinafter referred to as this “Agreement”). All capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Plan.

WHEREAS, the Committee desires, by affording the Participant an opportunity to receive compensation based on the appreciation in value of the Company’s Common Stock as hereinafter provided, to carry out the purposes of the Eighth Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan, as amended from time to time (the “Plan”);

WHEREAS, the Committee’s desire will be effectuated by the grant of a Stock Appreciation Right (“SAR”) pursuant to this Agreement; and

WHEREAS, the Committee has duly made all determinations necessary or appropriate to the grants hereunder;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1. Grant of SAR, Strike Price and Term.

(a) The Committee hereby grants to the Participant on [                    ] (the “Grant Date”), as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right to receive cash based on the increase in the Fair Market Value of the number of shares of the Common Stock of the Company designated on the Notice (“SAR Shares”), subject to adjustment as provided in Section 4.6 of the Plan, on the terms and conditions herein set forth.

(b) For each of the SAR Shares for which the SAR is exercised, the Company shall pay to the Participant a cash amount equal to the Fair Market Value of a share of Common Stock on the date of such exercise (subject to adjustment as provided in Section 4.6 of the Plan) less the Strike Price. “Strike Price” means the Fair Market Value of a share of Common Stock on the Grant Date (subject to adjustment as provided in Section 4.6 of the Plan).

(c) The term of the SAR shall be a period of seven (7) years from the Grant Date (the “SAR Period”). During the SAR Period, the SAR shall be exercisable in accordance with the schedule set forth on the Notice.

2. Cancelation and Forfeiture of SAR. Subject to Section 1(c):

(a) If the Participant incurs an involuntary (as to the Participant) Termination of Service for reasons other than Cause, Disability or death, or if the Participant incurs a Termination of Service that constitutes a Retirement, then (i) any vested portion of the SAR shall automatically be cancelled and forfeited ninety (90) days after such Termination of Service or after the expiration of the remaining SAR Period, whichever period is shorter, and (ii) any unvested portion of the SAR shall automatically and immediately be cancelled and forfeited.

(b) If the Participant incurs a Termination of Service on account of his or her Disability or death, then the SAR shall be automatically cancelled and forfeited on the one (1) year anniversary of such Termination of Service, or after the expiration of the remaining SAR Period, whichever date is earlier.

(c) If the Participant incurs a Termination of Service that is either (i) for Cause or (ii) voluntary on the part of the Participant (other than Retirement), then the SAR will automatically be cancelled and forfeited on the date of such Termination of Service.

The Participant’s Termination of Service due to death or Disability shall result in the SAR becoming fully vested and exercisable. The Participant’s Termination of Service for reasons other than death or Disability shall not accelerate the percentage of SAR Shares for which the SAR is otherwise exercisable with respect to the Participant. Any portion of the SAR that is not exercisable as of the Participant’s Termination of Service (other than a SAR that becomes fully exercisable upon Termination of Service due to death or Disability) shall automatically be cancelled and forfeited on the date of such Termination of Service.

3. Exercise. The SAR shall be exercisable during the Participant’s lifetime only by the Participant, and, after the Participant’s death, only by a Representative. The SAR may only be exercised by the delivery to the Company of a properly completed written notice, in a form satisfactory to the Committee, which notice shall specify the number of SAR Shares for which the SAR is to be exercised.

4. Adjustments/Change in Control. In the event of a Change in Control or other corporate restructuring provided for in the Plan, the Participant shall have such rights, and the Committee shall take such actions, as are provided for in the Plan.

5. Nontransferability. Except for transfers specifically authorized under the terms of the Plan, neither the SAR nor any interest in the SAR may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution or to a family member pursuant to a domestic relations order. Notwithstanding any other provision of this Agreement to the contrary, any such attempted sale, assignment, conveyance, gift, pledge, hypothecation or transfer shall be null and void and shall terminate the SAR immediately.

6. Construction. Notwithstanding any other provision of this Agreement, the SAR is granted pursuant to the Plan, as in effect on the date hereof, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no amendment to either the Plan or this Agreement shall impair the rights of the Participant, without his or her consent, under the SAR or this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement, and the SAR, as well as such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, shall be final and binding upon the Participant. Until the SAR shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then current form, to the Participant or any other person or entity then entitled to exercise the SAR.

7. No Stockholder Rights. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any SAR Shares.

8. No Employment Rights. No provision of this Agreement or of the SAR granted hereunder shall give the Participant any right to continue in the employment of the Company or any of its Affiliates, create any inference as to the length of employment of the Participant, affect the right of the Company or its Affiliates to terminate the employment of the Participant, with or without Cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any of its Affiliates.

9. No Disclosure Rights. Except as required by applicable law, the Company (or any of its Affiliates) shall have no duty or obligation to affirmatively disclose to the Participant or a Representative, and the Participant or Representative shall have no right to be advised of, any material information regarding the Company or an Affiliate at any time prior to, upon or in connection with the exercise of the SAR.

10. Governing Law. The interpretation, performance and enforcement of this Agreement and the SAR granted hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (other than its laws respecting choice of law).

11. Entire Agreement. This Agreement, together with the Plan, constitute the entire obligation of the parties hereto with respect to the subject matter hereof and supersede any prior expressions of intent or understandings with respect to such matter. The Participant acknowledges that, in executing this Agreement, the Participant is not relying on any oral or written representation by the Company or anyone connected with the Company that is not set forth in this Agreement or the Plan.

12. Amendment. Any amendment to this Agreement shall be in writing and signed on behalf of the Company; provided, however, that, as provided in Section 6 hereof, no such amendment may impair the rights of the Participant without his or her consent.

13. Waiver; Cumulative Rights. The failure or delay of either party hereto to require performance by the other such party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

14. Counterparts. This Agreement may be signed in two (2) counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument. Such counterparts may be delivered by facsimile or other form of electronic transmission.

15. Notices. Any notice that either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Secretary of the Company, 735 Pennsylvania Drive, Exton, Pennsylvania 19341, or the Participant at his or her address as shown on the Company’s payroll records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time. Any such notice shall be deemed given when received by the intended recipient. Notwithstanding the foregoing, any notice required or permitted hereunder from the Company to the Participant may be made by electronic means, including by electronic mail to the Company-maintained electronic mailbox of the Participant, and the Participant hereby consents to receive such notice by electronic delivery. To the extent permitted in an electronically delivered notice described in the previous sentence, the Participant shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.

16. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

17. Severability. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

18. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Participant or a Representative, and all rights granted to the Company hereunder, shall be binding upon the Participant’s and the Representative’s heirs, legal representatives and successors.

19. Tax Consequences. The Participant acknowledges and agrees that the Participant is responsible for all taxes and tax consequences with respect to the grant and exercise of the SAR. The Participant further acknowledges that it is the Participant’s responsibility to obtain any advice that the Participant deems necessary or appropriate with respect to any and all tax matters that may exist as a result of the grant and exercise of the SAR. The Participant hereby authorizes the Company to deduct all applicable federal, state, local, and/or foreign tax withholding with respect to exercise of the SAR from (i) the Participant’s wages or other cash compensation payable to the Participant by the Company and/or (ii) from any cash payment(s) due upon exercise of the SAR, as determined by the Company in its sole discretion.

20. Receipt of Plan. The Participant acknowledges receipt of a copy of the Plan, and represents that the Participant is familiar with the terms and provisions thereof, and hereby accepts the SAR subject to all the terms and provisions of this Agreement and of the Plan. The SAR is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the SAR shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretation and determination shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

21. Condition to Return Signed Notice. This Agreement shall be null and void unless the Participant signs, dates, and returns the Notice to the Company within thirty (30) days following the Grant Date.

IN WITNESS WHEREOF, the parties hereto have acknowledged their rights and obligations under this Agreement as of the Grant Date, by signing the Notice.